Exhibit 10.23

STOCK PURCHASE AGREEMENT

This Agreement (this “Agreement”), by and between 1347 Property Insurance Holdings, Inc., a Delaware corporation (the “Company”), and Daniel E. Case, Chief Operating Officer of the Company, is entered into this 8th day of January, 2018.

WHEREAS, Maison Managers, Inc., a subsidiary of the Company (“Maison”), has entered into an employment offer letter, dated as of May 23, 2017, with Mr. Case (the “Letter Agreement”), pursuant to which Mr. Case has the opportunity to purchase up to 68,027 shares of the Company’s common stock on the open market or in direct purchases from the Company during his first six months of employment with the Company, and at the end of the six-month purchase period (the “Purchase Period”), the Company has agreed to match any such shares purchased by Mr. Case with a grant of restricted stock units (“RSUs”) of the Company equal to two RSUs for each share purchased by Mr. Case (the “Matching RSU Grant”);

WHEREAS, as of the date of this Agreement, Mr. Case has purchased 56,276 shares of the Company’s common stock;

WHEREAS, Mr. Case has requested an extension of the Purchase Period to purchase up to the remaining 11,751 shares of the Company’s common stock; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that an amendment to the Letter Agreement as set forth below is necessary and desirable in connection with the foregoing, and the Company and Mr. Case desire to evidence such amendment in writing.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

1. The Purchase Period to purchase up to the remaining 11,751 shares of the Company’s common stock (on the open market or in direct purchases from the Company) is hereby extended from November 15, 2017 to June 15, 2018, subject to Mr. Case’s continued employment with the Company through such date, and the Company will make the Matching RSU Grant for up to the aggregate 68,027 shares of the Company’s common stock purchased by Mr. Case since the commencement of his employment with the Company, representing the Company’s entire obligation, as soon as administratively possible after the end of such extended Purchase Period.

2. This Agreement shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Letter Agreement shall remain in full force and effect and shall be otherwise unaffected by this Agreement.

3. This Agreement is the complete agreement between the Company, Maison and Mr. Case with respect to the subject matter hereof and supersedes any prior discussions, negotiations, offer letters or agreements between the parties relating to such subject matter. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement executed and/or transmitted electronically shall have the same authority, effect and enforceability as an original signature. Nothing in the Agreement confers on Mr. Case any right to continue in the employ of the Company, Maison or their subsidiaries or in any way affects Maison’s right to terminate Mr. Case’s employment without prior notice at any time or for any reason. If any provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be fully executed, all as of the date and year first above written.

1347 PROPERTY INSURANCE HOLDINGS, INC.

/s/ John S. Hill
John S. Hill, Chief Financial Officer

MAISON MANAGERS, INC.

/s/ John S. Hill
John S. Hill, Treasurer

DANIEL E. CASE

/s/ Daniel E. Case

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